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                                                                      Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-43721) and the Registration Statement on Form S-8 (No. 333-43737) of Ameren Corporation of our report dated February 5, 1998, which appears on page 17 of Ameren Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
March 30, 1998